EXHIBIT 23.1.

Consent of Independent Registered Public Accounting Firm

Generex Biotechnology Corporation
Toronto, Ontario

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-145412 on Form S-8 of our report dated October 6, 2009 relating to the consolidated financial statements and Schedule II included in the Annual Report of Generex Biotechnology Corporation on Form 10-K for the year ended July 31, 2009.

/s/ MSCM LLP
MSCM LLP
Toronto, Canada

October 21, 2009